                                                                    Exhibit 99.4

                         THE SAVINGS BANK OF MANCHESTER
                                [DRAFT 12/30/99]
                                PROPOSED LETTERS


                                     INDEX
                                     -----


 1. Dear Depositor Letter *

 2. Dear Potential Investor Letter *

 3. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 4. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

 5. Dear Shareholder - Confirmation Letter

 6. Dear Interested Investor - No Shares Available Letter

 7. Welcome Shareholder Letter - For Initial Certificate Mailing

 8. Dear Interested Subscriber Letter - Subscription Rejection

 9. Letter for Sandler O'Neill Mailing to Clients *



   *      Accompanied by a Prospectus

   Note: Items 1 through 3 are produced by the Financial Printer and Items 4 through 9 are produced by the conversion center.

                                 [LOGO OF SBM]

Dear Depositor:

   The Boards of Directors of The Savings Bank of Manchester and Connecticut Bankshares, M.H.C. have voted unanimously in favor of a plan of conversion under which Connecticut Bankshares, M.H.C. will convert from the mutual holding company form to the stock holding company form. As part of this plan, we have formed a holding company, Connecticut Bancshares, Inc., which will become the new parent holding company of Savings Bank of Manchester. We are converting so that Savings Bank of Manchester will be structured in the form of ownership used by a growing number of savings institutions and to support the Bank's future growth.

   As part of the conversion and in furtherance of our long-standing commitment to our communities, we intend to establish a charitable foundation to be known as the SBM Charitable Foundation, Inc. The Foundation will be dedicated to charitable purposes within the communities in which the Bank operates, including but not limited to, providing grants and donations for community development activities.

   As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Connecticut Bancshares, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of the Bank. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) in the enclosed postage-paid envelope marked "STOCK ORDER RETURN", or return it to any full-service banking office of the Bank. Your order must be physically received by the Bank no later than 4:00 p.m.,
Eastern time on           ,                 XX, 2000, unless extended. Please
read the Prospectus carefully before making an investment decision.

   If you wish to use funds in your IRA or Qualified Plan at Savings Bank of Manchester to subscribe for common stock, please be aware that federal law requires such funds first be transferred to a self-directed retirement account with a trustee other than Savings Bank of Manchester. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

   If you have any questions after reading the enclosed materials, please call our conversion center at (XXX) XXX-XXXX or (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,
                                          /s/ Richard P. Meduski
                                          Richard P. Meduski
                                          President

   The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Connecticut Bankshares, M.H.C., The Savings Bank of Manchester, Connecticut Bancshares, Inc., the Federal Deposit Insurance Corporation or any other government agency.

   This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

   #1

                                 [LOGO OF SBM]

Dear Potential Investor:

   We are pleased to provide you with the enclosed material regarding the conversion under which Connecticut Bankshares, M.H.C. will convert from the mutual holding company form to the stock holding company form. As a result of the conversion, Connecticut Bancshares, Inc. will become the new parent holding company of The Savings Bank of Manchester.

   This information packet includes the following:

    PROSPECTUS: This document provides detailed information about Savings Bank of Manchester's operations, the proposed stock offering by Connecticut Bancshares, Inc., and the establishment of a charitable foundation as part of the conversion. Please read it carefully before making an investment decision.

    STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for stock and return it together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) in the enclosed postage-paid envelope. Your order must be physically received by the Bank no later than 4:00 p.m., Eastern
    time on            ,            , 2000, unless extended.

   We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the conversion or the Prospectus, please call our conversion center at (XXX) XXX-XXXX or (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,
                                          /s/ Richard P. Meduski
                                          Richard P. Meduski
                                          President

   The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Connecticut Bankshares, M.H.C., The Savings Bank of Manchester, Connecticut Bancshares, Inc. the Federal Deposit Insurance Corporation or any other government agency.

   This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

   #2

---------------------------------------------
Sandler O'Neill & Partners, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048
                                                                Sandler O'Neill

Dear Customer of The Savings Bank of Manchester:

   At the request of The Savings Bank of Manchester and Connecticut Bancshares, Inc., a holding company formed by the Bank to become its new parent holding company, we have enclosed material regarding the offering of common stock in connection with the plan of conversion under which Connecticut Bankshares, M.H.C. will convert from the mutual holding company form to the stock holding company form. These materials include a Prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of common stock of Connecticut Bancshares, Inc.

   Please read the Prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at the Bank), so that your order is physically received by the Bank no
later than 4:00 p.m., Eastern time on        ,            , 2000, unless
extended, in the accompanying postage-paid envelope marked "STOCK ORDER RETURN". If you have any questions after reading the enclosed material, please call the conversion center at (XXX) XXX-XXXX or (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

   We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state or jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                          Sincerely,

                                          Sandler O'Neill & Partners, L.P.

   The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Connecticut Bankshares, M.H.C., The Savings Bank of Manchester, Connecticut Bancshares, Inc. the Federal Deposit Insurance Corporation or any other government agency.

   This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

Enclosure


  Sandler O'Neill & Partners, L.P. is a limited partnership, the sole general partner of
      which is Sandler O'Neill & Partners, Corp., a New York Corporation.

#3

                        [ CONNECTICUT BANCSHARES, INC.]



                                                    ____________________, 2000



Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock of Connecticut Bancshares, Inc.

At this time, we cannot confirm the number of shares of Connecticut Bancshares, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion following completion of the stock offering.

If you have any questions, please call our conversion center at (XXX) XXX-XXXX or (XXX) XXX-XXXX. Please note that the conversion center will be closed for (Holiday), (month) (date), 2000.

                                        Sincerely,



                                        CONNECTICUT BANCSHARES, INC.
                                        Conversion Center



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Connecticut Bankshares, M.H.C., The Savings Bank of Manchester, Connecticut Bancshares, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by conversion center)

#4

                        [ CONNECTICUT BANCSHARES, INC. ]



                                                     ___________________, 2000



Dear Shareholder:

We appreciate your interest in the stock offering of Connecticut Bancshares, Inc. Due to the excellent response from our Eligible Account Holders and other eligible subscribers, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the plan of conversion you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on [MONTH] [DATE], 2000. Trading will commence on the Nasdaq National Market under the symbol "SBMC " on [DAY] [DATE] 2000. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Connecticut Bancshares, Inc. and welcome you as a shareholder.


                                     Sincerely,



                                     CONNECTICUT BANCSHARES, INC.
                                     Conversion Center



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Connecticut Bankshares, M.H.C., The Savings Bank of Manchester, Connecticut Bancshares, Inc., the Federal Deposit Insurance Corporation or any other government agency.

#5

                        [ CONNECTICUT BANCSHARES, INC. ]



                                            ____________________, 2000



Dear Interested Investor:

We recently completed our Subscription and Direct Community Offerings. Unfortunately, due to the excellent response from our Eligible Account Holders and other eligible subscribers, stock was not available for our community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Connecticut Bancshares, Inc. and hope you become an owner of our stock in the future. The stock will be quoted on the Nasdaq National Market under the symbol "SBMC".



                                     Sincerely,


                                     CONNECTICUT BANCSHARES, INC.
                                     Conversion Center




The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Connecticut Bankshares, M.H.C., The Savings Bank of Manchester, Connecticut Bancshares, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by conversion center)

#6

                        [ CONNECTICUT BANCSHARES, INC. ]

                                           ____________________, 2000



Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Connecticut Bancshares, Inc., the parent holding company of The Savings Bank of Manchester.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                Transfer Agent
                                    Address
                               Telephone Number


Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Connecticut Bancshares, Inc. and the employees of the Bank, I would like to thank you for supporting our offering.


                                           Sincerely,





                                           Richard P. Meduski
                                           President



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Connecticut Bankshares, M.H.C., The Savings Bank of Manchester, Connecticut Bancshares, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by conversion center)

  #7

                       [ CONNECTICUT BANCSHARES, INC. ]



                                                      ____________________, 2000



Dear Interested Subscriber:

We regret to inform you that The Savings Bank of Manchester and Connecticut Bancshares, Inc., the parent holding company of the Bank, have decided not to accept your order for shares of Connecticut Bancshares, Inc. common stock in our Direct Community Offering. This action is in accordance with our plan of conversion which gives the Bank and Connecticut Bancshares the absolute right to reject the subscription of any community member, in whole or in part, in the Direct Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.

                                        Sincerely,


                                        CONNECTICUT BANCSHARES, INC.
                                        Conversion Center



(Printed by conversion center)

#8
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                [ SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD ]



                                        ____________________, 2000



To Our Friends:

We are enclosing the stock offering material for Connecticut Bancshares, Inc. the proposed parent holding company for The Savings Bank of Manchester to be formed in connection with the conversion of Connecticut Bankshares, M.H.C. from the mutual holding company form to the stock holding company form.

Sandler O'Neill & Partners, L.P. is managing the Subscription and Direct Community Offering, which will conclude at 4:00p.m., Eastern time on _____________ ____, 2000, unless extended. Sandler O'Neill is also providing conversion agent services. In the event that all the stock is not subscribed for in the Subscription and Direct Community Offering, Sandler O'Neill expects to form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of _____________, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.


                                        Sincerely,

                                        SANDLER O'NEILL & PARTNERS, L.P.



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Connecticut Bankshares, M.H.C., The Savings Bank of Manchester, Connecticut Bancshares, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.



(Printed by Sandler O'Neill)


#9